Exhibit 10.23

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered on and to be effective as of March 1, 2009, by and between BAILARD AUSTIN II, LIMITED PARTNERSHIP, a Texas limited partnership, as lessor (“Lessor”), and XPLORE TECHNOLOGIES CORP., a Delaware corporation, as lessee (“Lessee”).

R E C I T A L S

WHEREAS, Sealy Summit Tech L.P. (“Original Lessor”), predecessor in interest to Lessor, and Xplore Technologies Corp., a corporation formed under the laws of Canada (“Original  Lessee”), predecessor in interest to Lessee, entered into that certain Lease Agreement dated April 10, 2003, as amended by (a) that certain First Amendment to Lease dated as of May 18, 2003 (the “First Amendment”), by and between Original Lessor and Original Lessee; (b) that certain Second Amendment of Lease dated as of May 26, 2004 (the “Second Amendment”), by and between Original Lessor and Original Lessee; and (c) that certain Third Amendment of Lease dated as of June 29, 2004 (the “Third Amendment”), by and between Original Lessor and Original Lessee (as amended, the “Lease”), pursuant to which Lessee leases from Lessor certain industrial space known as Suite 900 (the “Leased Premises”) at 14000 Summit Drive, Austin, Texas, in the building known as 14000 Summit (the “Building”); and

WHEREAS, Lessee has requested to reduce the rent payable under the Lease for the remainder of the current term of the Lease and to extend such term, and Lessor and Lessee desire to set forth the terms and conditions upon which the Lease will be modified and extended.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessor and Lessee hereby agree that the Lease should be, and hereby is, amended as follows:

1.                                       Term of Lease.  The Term of the Lease (as defined in the Lease) is hereby extended to August 31, 2014, and the term “Expiration Date” (as defined in the Lease) shall be amended accordingly.  As used herein, the term “Extended Term” shall mean the period from September 1, 2009 through August 31, 2014.  Notwithstanding anything to the contrary contained in the Lease, Lessor and Lessee acknowledge and agree that the Second Amendment extended the Term of the Lease through August 31, 2009.  Any references in the Second Amendment or Third Amendment to “July 31, 2009” and “July 2009” were meant to read “August 31, 2009” and “August 2009”, respectively.

2.                                       Base Rent.  Base Monthly Rent (as defined in the Lease) shall be amended as follows:

Time Period	Base Monthly Rent

March 1, 2009 through February 28, 2011	$10,621.73

March 1, 2011 through February 29, 2012	$13,656.51

March 1, 2012 through February 28, 2013	$14,306.82

March 1, 2013 through August 31, 2014	$14,740.36

3.                                       Exhibit A.  The site plan attached as Exhibit A to the Lease is hereby deleted in its entirety, and the site plan attached as Exhibit A to this Amendment shall be substituted therefor.

4.                                       Improvements to Leased Premises.  Lessee hereby accepts the Leased Premises for the Extended Term in its as-is condition, and Lessor shall have no obligation to make any improvements thereto in connection with this Amendment, except  that Lessor shall complete those leasehold improvements (the “Leasehold Improvements”) described in the estimate dated April 16, 2009, attached hereto as Exhibit B (the “Approved Scope of Work”), which Approved Scope of Work has been agreed to by Lessor and Lessee.  Lessor shall complete the Leasehold Improvements by hiring a contractor to install or construct the Leasehold Improvements in accordance with the Approved Scope of Work and by coordinating such work with Lowell Christensen, Lessee’s Director of Operations.  Lessor agrees to use diligent good faith efforts to complete the Leasehold Improvements on or before July 31, 2009, so long as Lessee takes all steps necessary to prevent interference with Lessor’s completion of the Leasehold Improvements.  Any work (labor or materials) outside the scope of the Approved Scope of Work shall be at Lessee’s sole cost and expense.

5.                                       Lessor’s Address for Payments and Notices.

(a)  Lessor’s address for the payment of rent, as set forth in Article 4.A. of the Lease, is hereby amended to read as follows:

“Bailard Austin II, Limited Partnership, DBA Sealy Summit Tech Center, Dept. 6304, Los Angeles, CA 90084-6304”

(b)  Lessor’s address for notices, as set forth in Article 32 of the Lease, is hereby amended to read as follows:

“LESSOR:

Bailard Austin II, Limited Partnership

c/o RREEF Management Company

1406 Halsey Way, Suite 110

Carrollton, TX 75007”

The additional address for copies of all notices to Lessor, as set forth in Section 2.02 of the First Amendment, is hereby deleted in its entirety.

6.                                       Lessee’s Insurance.  Article 9 of the Lease is hereby deleted in its entirety, and the following is hereby substituted therefor:

“9.  LESSEE’S INSURANCE

Lessee shall keep in force throughout the Term:  (a) a Commercial General Liability insurance policy or policies to protect the Lessor Entities against any liability to the public or to any invitee of Lessee or a Lessor Entity incidental to the use of or resulting from any accident occurring in or upon the Leased Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Lessor may prudently require from time to time, covering bodily injury and property damage liability and $2,000,000 products/completed operations aggregate; (b) Business Auto Liability covering non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute with Employers Liability with limits of $100,000 each accident, $500,000 disease policy limit, $100,000 disease—each employee; (d) All Risk or Special Form coverage protecting Lessee against loss of or damage to Lessee’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Leased Premises to the full replacement value of the property so insured; (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income; and (f) Excess Liability in the amount of $6,000,000.

The aforesaid policies shall (a) be provided at Lessee’s expense; (b) name the Lessor Entities as additional insureds (General Liability) and loss payee (PropertyCSpecial Form); (c) be issued by an insurance company with a minimum Best’s rating of ‘A-:VII’ during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Lessor; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 28 shall be delivered to Lessor by Lessee upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

Whenever Lessee shall undertake any alterations, additions or improvements in, to or about the Leased Premises (‘Work’) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Lessor shall require; and the policies of or certificates evidencing such insurance must be delivered to Lessor prior to the commencement of any such Work.

It is the intent of both parties to this Lease that all insurance, primary and umbrella, purchased by Lessee in compliance with this Lease, will be primary to any other insurance owned, secured, or in place by Lessor, which insurance shall not be called upon by Lessee’s insurer to contribute in any way.  Lessee shall secure endorsements to this effect from all insurers of such policies.”

7.                                       Proportionate Share.  Lessor and Lessee acknowledge and agree that the term “Proportionate Share”, as defined in Article 30 of the Lease, is hereby amended to mean 21.19%, calculated using the current total rentable square footage of the Building of 102,284 square feet.

8.                                       Renewal Option.  Any and all renewal options presently set forth in the Lease, including, without limitation, the renewal option set forth in Exhibit F to the Lease, are hereby deleted in their entireties.

9.                                       Expansion Options.  The expansion options set forth in Exhibit G to the Lease and in Paragraph 9 and Exhibit “A” to the Second Amendment are hereby deleted in their entireties.

10.                                 Parking.  Paragraph 8 of the Second Amendment is hereby deleted in its entirety.  In lieu thereof, Lessee and its employees, customers and other invitees shall have the exclusive right to use, without separate charge through the expiration of the Extended Term, one (1) parking space designated on the site plan attached hereto as Exhibit C and incorporated herein by reference, subject to (i) all reasonable rules and regulations promulgated by Lessor in its reasonable discretion, and (ii) rights of ingress and egress of other tenants of the Building.  Lessor shall not be responsible for enforcing Lessee’s parking rights against any third parties or for marking or otherwise designating in any way such space for Lessee’s exclusive use.  Lessee may, upon Lessor’s prior written approval of Lessee’s plans and specifications therefor, mark or stripe that space to which Lessee has exclusive rights.

11.                                 Ratification and Assumption by Lessee.  Lessee hereby represents and warrants to Lessor that Lessee is the successor in interest to Original Lessee, and that Lessee has previously assumed and agreed to pay and perform all of Original Lessee’s obligations under the Lease.

12.                                 Financial Statements and Credit Reports.  At Lessor’s request, Lessee shall deliver to Lessor a copy, certified by an officer of Lessee as being a true and correct copy, of Lessee’s most recent audited financial statement, or, if unaudited, certified by Lessee’s chief financial officer as being true, complete and correct in all material respects.  Lessee hereby authorizes Lessor to obtain one or more credit reports on Lessee at any time, and shall execute such further authorizations as Lessor may reasonably require in order to obtain a credit report.

13.                                 Lessee’s Authority.  If Lessee signs as a corporation, partnership, trust or other legal entity, each of the persons executing this Amendment on behalf of Lessee represents and warrants that Lessee has been and is qualified to do business in the state in which the Leased Premises are located, that the entity has full right and authority to enter into this Amendment, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions.

Lessee hereby represents and warrants that neither Lessee, nor any persons or entities holding any legal or beneficial interest whatsoever in Lessee, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. §5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, a Default (as defined in the Lease) will be deemed to have occurred, without the necessity of notice to Lessee.

14.                                 Brokerage Commissions.  Each of the parties hereto represents and warrants to the other that it has not dealt with any broker or finder in connection with this Amendment, except Stream Realty Company and Jackson & Cooksey.

15.                                 Effectiveness.  Except as modified herein, all other terms and conditions of the  Lease shall remain unchanged and shall continue in full force and effect.  Lessee knows of no Default (or any event which with notice and/or lapse of time could become a Default) by Lessor or Lessee under the Lease as of the date of this Amendment.  All conditions and agreements under the Lease to be satisfied or performed by Lessor have been satisfied and performed, including, without limitation, all requirements with respect to any leasehold improvements or allowances therefor, free rent, and any other payments or economic incentives.

16.                                 Time and Governing Law.  Time is of the essence of this Amendment and all of its provisions.  The laws of the State of Texas and of the United States of America shall govern the rights, remedies, and duties of the parties hereto and the validity, construction, enforcement, and interpretation hereof.

17.                                 Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

18.                                 Illegality.  If any provision of this Amendment is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; this Amendment shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

19.                                 Limited Liability.  Redress for any claim against Lessor under this Amendment or the Lease shall be limited to and enforceable only against and to the extent of Lessor’s interest in the

Building.  The obligations of Lessor under this Amendment and the Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Lessor be liable to Lessee hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LESSOR:

BAILARD AUSTIN II, LIMITED PARTNERSHIP, a Texas limited partnership

By:	Bailard Austin General Partner II, Inc., a Texas corporation, its general partner

By:
	Name:	Joseph D. Akers, CCIM
	Title:	Vice President
	Date:	, 2009

LESSEE:

XPLORE TECHNOLOGIES CORP., a Delaware corporation

By:
Name:
Title:
Date:	, 2009

EXHIBIT A - SPACE LOCATION

attached to and made a part of Fourth Amendment to Lease Agreement dated effective as of March 1, 2009, between

Bailard Austin II, Limited Partnership, a Texas limited partnership, as Lessor,

and Xplore Technologies Corp., a Delaware corporation, as Lessee

14000 Summit Drive, Suite 900, Austin, Texas, containing approximately 21,677 square feet

Exhibit A is intended only to show the general location of the Leased Premises as of the date of execution of the Fourth Amendment to Lease Agreement.  It does not in any way supersede any of Lessor’s rights set forth with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be scaled; any measurements or distances shown should be taken as approximate.

Lessor	Lessee

EXHIBIT B - APPROVED SCOPE OF WORK

attached to and made a part of Fourth Amendment to Lease Agreement dated effective as of March 1, 2009, between

Bailard Austin II, Limited Partnership, a Texas limited partnership, as Lessor,

and Xplore Technologies Corp., a Delaware corporation, as Lessee

SEE ATTACHED ONE (1) PAGE

Lessor	Lessee

Construction Cost Breakd	Xplore	4/16/2009

TRADE		NOTES	I.E	COST

Electrical	-	Un switch hi-bay lights - add (2) rows of 80’ long strip lighting. - Reswitch	-	$8,500.00
HVAC	-		-
Insulation	-	Add Insualtion to (5) Roll-up doors	-	$1,875.00
Painting	-	Fix & Fill Grout lines in floor	-	$350.00
Flooring	-		-
	-		-
Doors Frames & Hdwr.	-	Add (4) new door sweeps	-	$250.00
Drywall & Metal Std.	-	Replace 2 boxes of ceiling tile TO space.	-	$225.00
Corner guards	-	Install (2) Corner guards	-	$200.00
Fencing	-	Install owner supplied Fence	-	$300.00
Parking Lot Sign	-	Add Sign for President	-	$400.00
			-
			-
			-
	Cost to relamp High Bay lights witht new T-5 $300 each		-
			-
			-
			-
			-
			-
			-
			-
			-
			-
			-
			-	$250.00
	0	Sub Total	-	$12,350.00

GENERAL CONSTRUCTION COST

General Clean - Up	Weeks	DAILY CLEAN - UP AND DUST CONTROL	-	$0.00
Trash Dumpster	0 Dumps	DUMPSTER - PERMITS - SPACE RENTAL	-	$0.00
Supervision / Pro. Man.	Weeks	ON SITE SUPERVISION - PROJECT MANAGER	-	$750.00
Insurance		GENERAL LIABILITY & WORKERS COMP.		$61.75
		Sub Total	-	$811.75
		Sub Total Cost	-	$13,161.75
		DCI Fee	-	7%
		Total Fee Amount	-	$985.82
		Subtotal	-	$14,147.57
		8.25% Tax	-	$1,167.17

		Total Base Bid	-	$15,314.74

Landlord	Tenant

EXHIBIT C - PARKING

attached to and made a part of Fourth Amendment to Lease Agreement dated effective as of March 1, 2009, between

Bailard Austin II, Limited Partnership, a Texas limited partnership, as Lessor,

and Xplore Technologies Corp., a Delaware corporation, as Lessee

Lessor	Lessee